EXHIBIT 10.25

ADDENDUM B TO EMPLOYMENT AGREEMENT

This addendum is made on February 10, 2003 by and between QUANTUM Fuel Systems Technologies Worldwide, Inc. (herein “QUANTUM”) and Brian Olson (herein “Employee”). For mutual and adequate exchange of consideration, the parties mutually agree to modify Employee’s Employment Agreement of September 1, 2002, as follows, effective February 10, 2003.

Section 2.3 (b) of the above referenced Employment Agreement is hereby modified via incorporating the following language in place of the original language of Section 2.3 (b).

“QUANTUM shall provide Employee a lump sum compensation of four hundred thirty-five ($435.00) dollars annually in lieu of the term life insurance stated in Section 2.3 (b) of Employee’s Employment Agreement of September 1, 2002.”

/s/	Brian Olson	/s/	Alan Niedzwiecki
	Brian Olson		Alan Niedzwiecki President & CEO
Dated: Feb. 10, 2003
QUANTUM Fuel Systems Technologies Worldwide, Inc.

Dated: Feb. 10, 2003